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                                                                        Ex-99.j1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports for The Brinson Funds (Global Fund, Global Equity Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Capitalization Equity Fund, U.S. Bond Fund, and Non-U.S. Equity Fund) and The Brinson Funds (U.S. Large Capitalization Growth Fund, U.S. Small Capitalization Growth Fund and High Yield Fund) dated August 7, 1998 and February 12, 1999, respectively in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27, to the Registration Statement under the Securities Act of 1933 (Registration No. 33-47287) and in this Amendment No. 28 to the Registration Statement Under the Investment Company Act of 1940 (Registration No. 811-6637).


                                                               ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1999